Certificate No. 6 *For* ____________ *From whom transferred* ____________ *Received Certificate No.* ____

Issued to ____________________

Dated ____________, ______

NO. ORIGINAL CERTIFICATE	NO. ORIGINAL SHARES	SHARES TRANSFERRED

for ____________________

this ____ *day of* ____, ______

Dated ____________, ______

NUMBER
6

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA
MAY 24, 2016

SHARES

Sky Limit Venture Corp

AUTHORIZED: 1,000,000 SHARES COMMON STOCK

SPECIMEN

This Certifies that ________________________________ *is the registered holder of* ________________________________ *Shares of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ____________ *day of* ____________ *A.D.* ________

________________ SECRETARY

________________ PRESIDENT